n e w s r e l e a s e

Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
www.humana.com

HUMANA
Guidance when you need it most

FOR MORE INFORMATION CONTACT:

Regina Nethery
Humana Investor Relations
(502) 580-3644
e-mail:  Rnethery@humana.com

Dick Brown
Humana Corporate Communications
(502) 580-3683
e-mail:  Dbrown4@humana.com

Humana Reports 2Q07 Earnings per Share of $1.28 and Raises Guidance for Full Year 2007

  Full year 2007 EPS now anticipated to be in the range of $4.40 to $4.50
  Improved consolidated administrative expense ratio
  Better-than-expected operating performance in both business segments
  Detailed 2Q07 financial results to be released on July 30, 2007

LOUISVILLE, KY (July 18, 2007) - Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended June 30, 2007 (2Q07) of $1.28, significantly above the company's previous guidance for 2Q07 EPS of $1.15 to $1.20. The company earned $0.53 per share for the quarter ended June 30, 2006 (2Q06).

The company's 2Q07 EPS was better than expected for the quarter primarily due to an improving consolidated selling, general, and administrative (SG&A) expense ratio combined with improving medical expense ratios in its Medicare and Commercial businesses. These same factors also drove the year-over-year improvement in EPS and are anticipated to positively impact operating performance for the full year. Consequently, the company is raising its estimate for EPS for the year ending December 31, 2007 to a range of $4.40 to $4.50 versus its prior expectation of at least $4.25 per share. The company earned $2.90 per share for the year ended December 31, 2006.

The company will issue its detailed 2Q07 earnings press release on July 30, 2007 at 6:00 a.m. eastern time and will be hosting a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time that same day to discuss its detailed financial results for the quarter and the company's expectations for future performance.

The live virtual presentation (audio with slides) may be accessed via Humana's Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the call. An Adobe version of the slide presentation will also be posted to Humana's web site to ensure access for those listeners with Internet firewall issues. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in approximately ten minutes in advance of the call.

A replay of the virtual presentation will be posted to the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com following the live event.

Cautionary Statement

This news release contains statements and earnings guidance points that are forward-looking. The forward-looking items herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking items may be significantly impacted by certain risks and uncertainties described in the following documents filed by Humana with the Securities and Exchange Commission

  Form 10-K for the year ended December, 31, 2006,
  Form 10-Q for the quarter ended March 31, 2007,
  Form 8-Ks filed during 2007.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health benefits companies, with approximately 11.3 million medical members. Humana offers a diversified portfolio of health insurance products and related services - through traditional and consumer-choice plans - to employer groups, government-sponsored plans, and individuals.

Over its 46-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company's web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replay of most recent earnings release conference calls;
  Calendar of events (includes upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information